APPENDIX
                                   PROXY CARD




PROXY                         SCOTT'S LIQUID GOLD-INC                   PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders
                           To be held May 5, 1999

The undersigned hereby appoints Jerome J. Goldstein, Mark E. Goldstein,
Carolyn J. Anderson, or Barry Shepard, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Scott's Liquid Gold-Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 5, 1999, at 10:00 a.m. and at any and all adjournments thereof for the following purposes:

(1) Election of Directors:
    FOR all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY to vote for all nominees listed below

Jerome J. Goldstein       Mark E. Goldstein       Carolyn J. Anderson
Barry Shepard       Dennis H. Field       James F. Keane
Michael J. Sheets

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

(2) Approval and ratification of the Scott's Liquid Gold-Inc. 1998 Stock Option Plan.
                FOR                AGAINST                 ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.



(back of card)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL AND RATIFICATION OF THE SCOTT'S LIQUID GOLD-INC. 1998 STOCK OPTION PLAN.

The  undersigned hereby acknowledges receipt of the Notice of Annual Meeting  of
Shareholders  and  the  Proxy  Statement furnished therewith.   The  undersigned
hereby revokes any proxies given prior to the date reflected below.

Dated  ________________________________________________, 1999


SIGNATURE(S) OF SHAREHOLDER(S)

Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS  PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  PLEASE  SIGN  AND
RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.